Exhibit 99.3

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Spirit Realty Capital, Inc. Special Meeting of Stockholders For Stockholders of record as of [ ], 202[ ] DATE: [ ], [ ], 2024 TIME: [ ], Central Time PLACE: Special Meeting to be held via the internet - please vist www.proxydocs.com/SRC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jackson Hsieh and Rochelle Thomas (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each or either of them to vote all the shares of capital stock of Spirit Realty Capital, Inc. ("Spirit") which the undersigned is entitled to vote at the Spirit Special Meeting of Stockholders ("Spirit special meeting"), to be held on [ ], 2024, at [ ] Central Time, virtually via the internet at www.proxydocs.com/SRC, and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Spirit special meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Spirit special meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/SRC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-256-1217 • Use any touch-tone telephone, 24 hours a day, 7 days a week • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided If you wish to attend the meeting online and/or participate at the meeting, you must register at www.proxydocs.com/SRC.

Spirit Realty Capital, Inc. Special Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN #P1# #P1# #P1# FOR #P2# #P2# #P2# FOR 1. Merger Proposal: To approve the merger of Spirit with and into Saints MD Subsidiary, Inc. ("Merger Sub"), with Merger Sub continuing its existence as a wholly owned subsidiary of Realty Income Corporation ("Realty Income"), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, the "Merger Agreement"), by and among Spirit, Realty Income and Merger Sub, and the transactions contemplated thereby. 2. Compensation Proposal: To approve, by advisory (non binding) vote, certain compensation that may be paid or become payable to Spirit's named executive officers in connection with the completion of the Merger. 3. Adjournment Proposal: To approve the adjournment of the Spirit special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal. #P3# #P3# #P3# FOR If you wish to attend the meeting online and/or participate at the meeting, you must register at www.proxydocs.com/SRC. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X